    As filed with the Securities and Exchange Commission on December 14, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           WRIGHT MEDICAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                           13-4088127
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                5677 Airline Road
                           Arlington, Tennessee 38002
                                 (901) 867-9971

    (Address, including zip code, and telephone number, including area code, of principal executive offices)

     -----------------------------------------------------------------------
                 Amended and Restated Wright Medical Group, Inc.
                           1999 Equity Incentive Plan
                            (Full title of the plan)
     -----------------------------------------------------------------------


                                  F. Barry Bays
                      President and Chief Executive Officer
                           Wright Medical Group, Inc.
                                5677 Airline Road
                           Arlington, Tennessee 38002
                                 (901) 867-9971
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     -----------------------------------------------------------------------

                                    Copy to:
                              Jeffrey R. Poss, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099
                                 (212) 728-8000

     -----------------------------------------------------------------------

                                     CALCULATION OF REGISTRATION FEE
========================= ================ ==================== ==================== ==================
 Title of securities to     Amount to be     Proposed maximum     Proposed maximum       Amount of
     be registered         registered (1)   offering price per   aggregate offering   registration fee
                                                 share (2)            price (2)
------------------------- ---------------- -------------------- -------------------- ------------------
Common Stock, $0.01 par
value per share
                             4,767,051           $17.7156          $84,451,168.70        $20,183.83
========================= ================ ==================== ==================== ==================

(1)  This Registration Statement covers 4,767,051 shares of common stock, $0.01 par value per share, of
     Wright Medical Group, Inc. (the "Common Stock") issuable pursuant to the Amended and Restated
     Wright Medical Group, Inc. 1999 Equity Incentive Plan (the "Plan"). In addition, this Registration
     Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule
     416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Estimated solely for calculating the amount of the registration fee. The Registration Fee has been calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National
     Market on December 11, 2001.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Wright Medical Group, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Prospectus filed in connection with its Registration Statement on Form S-1 (Registration No. 333-59732), filed on April 27, 2001, as amended by Amendment Nos. 1, 2, 3, 4 and 5 filed on May 14, 2001, June 14, 2001, June 20, 2001, June 29, 2001, and July 9, 2001,
     respectively, pursuant to the Securities Act (the "Form S-1").

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001;

          (c) The Company's Current Report on Form 8-K, filed on August 3, 2001; and

          (d) The description of the Common Stock, incorporated by reference into the Company's Registration Statement on Form 8-A, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and contained in the Prospectus portion of the Form S-1 under the heading "Description of Capital Stock."

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The provisions of the Delaware General Corporation Law ("DGCL") and the Company's amended and restated certificate of incorporation provide that the Company will, under certain situations, indemnify any director, officer, employee or agent of the Company made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company. Reference is made to Section 145 of the DGCL for a full statement of these indemnification rights.

     The Company also maintains a directors and officers insurance policy pursuant to which the directors and officers of the Company are insured against liability for actions in their capacity as directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.         Description of Exhibits
-----------         -----------------------

   5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

   23.1             Consent of BDO Seidman, LLP.

   23.2             Consent of Arthur Andersen LLP.

   23.3             Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24               Power of Attorney (reference is made to the signature page).

Item 9.           UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 14th day of December, 2001.


                                        WRIGHT MEDICAL GROUP, INC.

                                        By: /s/ F. Barry Bays
                                            ------------------------------
                                            F. Barry Bays
                                            President, Chief Executive Officer
                                            and Director

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Wright Medical Group, Inc. hereby severally constitutes and appoints John K. Bakewell as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Name                                 Title                             Date
           ----                                 -----                             ----
/s/ F. Barry Bays                President, Chief Executive Officer and    December 14, 2001
-----------------------------    and Director (Principal Executive
F. Barry Bays                    Officer)

/s/ John K. Bakewell             Executive Vice President and Chief        December 14, 2001
-----------------------------    Financial Officer (Principal
John K. Bakewell                 Financial Officer and Principal
                                 Accounting Officer)

/s/ James T. Treace              Chairman of the Board of Directors        December 13, 2001
-----------------------------
James T. Treace

/s/ Richard B. Emmitt            Director                                  December 13, 2001
-----------------------------
Richard B. Emmitt

/s/ James E. Thomas              Director                                  December 14, 2001
-----------------------------
James E. Thomas

/s/ Thomas E. Timbie             Director                                  December 14, 2001
-----------------------------
Thomas E. Timbie

/s/ Elizabeth H. Weatherman      Director                                  December 14, 2001
-----------------------------
Elizabeth H. Weatherman

                                INDEX TO EXHIBITS


Exhibit No.         Description of Exhibit
-----------         ----------------------

   5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

   23.1             Consent of BDO Seidman, LLP.

   23.2             Consent of Arthur Andersen LLP.

   23.3             Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24               Power of Attorney (reference is made to the signature page).